UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

SUNSET FINANCIAL RESOURCES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Sunset Financial Resources, Inc. is filing materials contained in this Schedule 14A with the Securities and Exchange Commission relating to the definitive proxy statement and accompanying proxy card filed with the Commission on September 8, 2006 and to be used in connection with the special meeting of stockholders of Sunset scheduled to be held on October 6, 2006. Sunset urges stockholders to read its definitive proxy statement because it contains important information.

On September 25, 2006, Sunset issued the following press release:

Company Contact: Stacy M. Riffe Chief Executive Officer (904) 425-4365 sriffe@sfous.com	Investors: KCSA Worldwide Jeffrey Goldberger / Garth Russell 212.896.1249 / 212.896.1250 jgoldberger@kcsa.com / grussell@kcsa.com

Sunset Financial Resources Sets Record Date for Pre-Closing Dividend

JACKSONVILLE, Florida, September 25, 2006 – Sunset Financial Resources, Inc. (NYSE: SFO) today announced that its Board of Directors has declared the pre-merger dividend of $0.50 per common share to stockholders of record on the last trading day prior to Sunset’s merger with Alesco Financial Trust. The merger is presently scheduled to close on October 6, 2006, and the record date for the dividend is presently scheduled to be the close of business on October 5, 2006. If the merger closing is delayed, the record date for the dividend will be changed accordingly. The dividend is to be paid no later than 10 business days following the consummation of the merger.

Sunset has scheduled a special meeting of its stockholders for 9:00 am on Friday, October 6, 2006 to vote on the merger and related matters.

About Sunset Financial Resources

Sunset Financial Resources, Inc. is a specialty finance REIT headquartered in Jacksonville, Florida and trades on the New York Stock Exchange under the symbol “SFO”.

Additional Information about These Transactions

Sunset stockholders are urged to read the proxy statement for the merger and the tender offer statement, letter of transmittal and other materials relating to the tender offer, as they contain important information regarding the merger and the offer. Stockholders can obtain a copy of the proxy statement, tender offer statement, letter of transmittal and other related materials free of charge from the SEC’s web site, www.sec.gov, from the information agent for the merger and the tender offer, MacKenzie Partners, Inc., by calling (800) 322-2885 (call toll-free), or by directing a request to sriffe@sfous.com. We urge Sunset stockholders to carefully read those materials prior to making any decision with respect to the merger and the tender offer.

Forward-Looking Statements

Information set forth in this release contains forward-looking statements, which involve a number of risks and uncertainties. Sunset and Alesco caution readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained or implied in the forward-looking information. Such forward-looking statements include, but are not limited to, statements about the benefits of the business combination transaction involving Sunset and Alesco, including future financial and operating results, the new company’s plans, objectives, expectations and intentions and other statements that are not historical facts.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: factors that affect the timing or ability to complete the transactions contemplated herein; the risk that the business will not be integrated successfully; the risk that cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with lenders, other counterparties, or employees; competition and its effects on pricing, spending, third-party relationships and revenues; the failure of the companies to successfully execute their business plans, gain access to additional financing, the availability of additional loan portfolios for future acquisition, continued qualification as a REIT and the cost of capital. Additional factors that may affect future results are contained in Sunset’s filings with the SEC, which are available at the SEC’s web site www.sec.gov. Sunset and Alesco disclaim any obligation to update and revise statements contained in these materials based on new information or otherwise.

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10245 Centurion Parkway North ☐ Suite 305 ☐ Jacksonville, Florida 32256 ☐ Office (904) 425-4575 ☐ Fax (904) 425-4755